UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 11, 2009

AgFeed Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33674	20-2597168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A1001-1002, Tower 16, Hengmao Int'l Center
Nanchang City, Jiangxi Province, China 330003
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:     86-791-6669093

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 17, 2009, AgFeed issued a press release announcing the results of voting at its 2009 Annual Meeting of Shareholders, held on June 11, 2009.  A copy of the press release is attached hereto as Exhibit 99.1.

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of AgFeed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

On April 13, 2009, AgFeed Industries, Inc. ("AgFeed" or the "Company") received a letter from the Listing Qualifications Department of the NASDAQ Stock Market ("Nasdaq") advising the Company that the Company's issuance of common stock and warrants in a registered direct offering on December 31, 2008 (the "December 2008 Financing") violated the shareholder approval requirement of Marketplace Rule 5635(d)(2).  Marketplace Rule 5635(d)(2) requires that a company obtain shareholder approval shareholder approval for the issuance of common stock or securities exercisable for common stock equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock.  AgFeed received shareholder approval of the December 2008 Financing at its 2009 Annual Meeting of Shareholders on June 11, 2009 and advised Nasdaq of this on June 12, 2009.  Subsequently, Nasdaq advised the Company that it is in compliance with Marketplace Rule 5635(d)(2) and that it has concluded its review of this matter.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of AgFeed Industries, Inc. dated June 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 18, 2009

AGFEED INDUSTRIES, INC.

By:	/s/ Junhong Xiong
Junhong Xiong
Chief Executive Officer